                                                                     Exhibit 99


                                  NEWS RELEASE


                                              CONTACT:  Juris Pagrabs
                                                        Vice President, Investor
                                                        Relations
                                                        Venator Group, Inc.
                                                        (212) 553-7017


                 VENATOR GROUP REPORTS SECOND QUARTER RESULTS

NEW YORK, New York, August 18, 1999- Venator Group, Inc. (NYSE: Z) today reported results for the 13-week period ended July 31, 1999. Sales for the 13 weeks were $1,063 million compared with $1,043 million in the year-earlier period. For the 26-weeks sales were $2,142 million versus $2,101 million for the same period a year ago. Comparable-store sales for both the quarter and year-to-date periods were flat.

As previously announced, the Company is exiting eight non-core businesses. Excluding the impact of this restructuring charge (noted below) and the operating losses of these businesses totaling $76 million ($46 million after-tax), the Company reported second quarter income from continuing operations of $5 million, or $0.04 per share, versus $10 million, or $0.07 per share, a year ago. For the first six months of 1999, the Company reported income from continuing operations (excluding the charge and operating losses noted above) of $3 million, or $0.02 per share, compared with $23 million, or $0.17 per share, last year.

INCLUDING THE RESTRUCTURING, THE cOMPANY REPORTED A NET LOSS FOR THE SECOND QUARTER OF $31 MILLION, OR $0.23 PER SHARE, AND A NET LOSS OF $42 MILLION, OR $0.31 PER SHARE, FOR THE FIRST SIX MONTHS OF 1999. THE SECOND QUARTER NET LOSS INCLUDES $10 MILLION, OR $0.07 PER SHARE, OF INCOME FROM DISCONTINUED OPERATIONS REFLECTING FAVORABLE RESULTS TO DATE IN THE DISPOSITION OF SPECIALTY FOOTWEAR PROPERTIES.

"While the results of the second quarter reflect the impact of the strategic decision to dispose of non-core businesses that were previously announced, we are encouraged to see improving athletic footwear trends, particularly at Foot Locker Worldwide, and most recently at Champs Sports," stated Dale Hilpert, President and Chief Executive Officer. "Although the environment continues to be competitive, exclusive and proprietary product, such as the Tuned Air running shoe and Uptempo basketball shoe, continues to drive our sales."

"Sales performance at remodeled and relocated stores continues to be very encouraging," continued Mr. Hilpert. "Comparable-store sales for remodeled and relocated stores opened during 1998 through the second quarter of 1999 are up
19.2 percent at Foot Locker U.S., 9.6 percent at Lady Foot Locker, 17.4 percent at Kids Foot Locker, 36.0 percent at Foot Locker International and 51.3 percent at Afterthoughts."

Gross margins (excluding the inventory charge noted above), as a percentage of sales, declined 270 basis points to 26.7% for the quarter, reflecting primarily increased occupancy costs relating to new real estate compared to last year. While gross margins, excluding occupancy costs, during the quarter improved at the Northern Group and Afterthoughts, they declined at the Athletic Group. Continued competitive pressure negatively impacted athletic gross margins, particularly at Champs Sports, as inventories were aggressively marked down to enhance its competitiveness during the upcoming back-to-school and holiday selling periods.

Merchandise inventories were below plan, decreasing 18% to $812 million (at cost) compared to $995 million a year ago, reflecting a 26% decrease in inventories per square foot. The Company's improvement in managing its inventories, together with a lower capital expenditure program, reduced short-term debt, net of

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cash, by $184 million compared to last year. As the Company moves into the fall and winter seasons, it expects aggregate inventories to continue to be below last year's reported levels.

Selling, general and administrative expenses, as a percentage of sales, decreased 90 basis points to 23.4% for the period, reflecting continued tight cost controls at both the corporate and divisional levels. Included in selling, general and administrative expenses is approximately $20 million relating to the eight businesses.

During the quarter the Company recorded in other income $23 million of gains resulting primarily from the sale of two properties and recognized $2 million of the deferred gain resulting from the 1998 sale and lease-back of its former corporate headquarters building. This is in addition to the $5 million of deferred gain relating to the building recorded in the first quarter. This compares to other income of $19 million recorded in the first six months a year ago, which resulted from the sale of its former six-store nursery chain.

The Company opened 49 stores and remodeled 82 stores during the quarter. The Company also closed 83 stores to end the quarter with 5,915 stores in 15 countries in North America, Europe, Australia, and Asia.

Details of the restructuring charge:

       o Restructuring charges of $52 million ($32 million after-tax) associated primarily with leasehold and real estate disposition expenses.

       o Inventory markdowns of $12 million ($7 million after-tax), which are included in cost of sales.

       o Quarterly and six months after-tax operating losses from the eight businesses totaling $7 million ($0.05 per share) and $16 million ($0.12 per share), respectively.


                 Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors including the effects of currency fluctuations, consumer preferences, economic conditions world-wide and other factors detailed in the Company's filings with the Securities and Exchange Commission. Any changes in such assumptions or factors could produce significantly different results.


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                               VENATOR GROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In millions, except per share amounts)


                                                               13 Weeks Ended                         26 Weeks Ended
                                                     ----------------------------------     ---------------------------------
(unaudited)                                           July 31, 1999        August 1,          July 31, 1999       August 1,
                                                                              1998                                  1998
                                                     ---------------    ---------------      --------------    ---------------
Sales                                                     $1,063             $1,043               $2,142            $2,101
Costs and expenses:
Cost of sales *                                              791                736                1,582             1,484
Selling, general and
  administrative                                             249                254                  506               525
  expenses
Depreciation and amortization                                 46                 36                   91                70
Restructuring charge                                          52                  -                   52                 -
Interest expense, net                                         17                  7                   28                17
Other income                                                 (25)                 -                  (31)              (19)
                                                     ----------------   ----------------     ----------------  ----------------
                                                           1,130              1,033                2,228             2,077
                                                     ----------------   ----------------     ----------------  ----------------
Income (loss) from continuing
  operations before income taxes                             (67)                10                  (86)               24
Income tax expense (benefit)                                 (26)                 4                  (34)               10
                                                     ----------------   ----------------     ----------------  ----------------
Income (loss) from continuing operations                     (41)                 6                  (52)               14

Income (loss) from discontinued operations,
  net of income tax expense (benefit)
  of $7, $(11), $7 and $(20), respectively
                                                              10                (19)                  10               (32)
                                                     ----------------   ----------------     ----------------  ----------------

Net loss                                                  $  (31)            $  (13)            $    (42)        $     (18)
                                                     ================   ================     ================  ================

Diluted Earnings Per Share:
Income (loss) from continuing operations                  $(0.30)            $ 0.04             $  (0.38)          $  0.10
Income (loss) from discontinued operations
                                                            0.07              (0.13)                0.07             (0.23)
                                                     ================   ================     ================  ================
Net loss                                                  $(0.23)            $(0.09)            $  (0.31)           $(0.13)
                                                     ================   ================     ================  ================

Weighted-average common shares
   Outstanding assuming dilution                           137.3              136.0                137.0             136.2

  * Includes $12 million for inventory markdowns related to businesses held for disposal for both the 13 and 26 weeks ended July 31, 1999.


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                               VENATOR GROUP, INC.

                            SUPPLEMENTAL INFORMATION
                                  (In millions)


                                                      13 Weeks Ended                         26 Weeks Ended
                                             ----------------------------------     ----------------------------------
(unaudited)                                  July 31, 1999     August 1, 1998        July 31, 1999    August 1, 1998
                                             ---------------   ----------------     ----------------  ----------------
SALES BY SEGMENT:
  Athletic Group                                  $  874            $  870               $1,788            $1,769
  Northern Group                                      86                85                  155               159
    All Other                                         52                45                  102                88
                                             ---------------   ----------------     ----------------  ----------------
                                                   1,012             1,000                2,045             2,016

Disposed and held for disposal                        51                43                   97                85
                                             ---------------   ----------------     ----------------  ----------------
Total                                             $1,063            $1,043               $2,142            $2,101
                                             ===============   ================     ================  ================

OPERATING RESULTS BY SEGMENT:
  Athletic Group                                  $   14            $   38               $   43            $   87
  Northern Group                                      (6)               (7)                 (22)              (16)
  All Other                                            5                 -                   10                (2)
                                             ---------------   ----------------     ----------------  ----------------
                                                      13                31                   31                69

Disposed and held for disposal                       (11)               (7)                 (26)                4
                                             ===============   ================     ================  ================
Total                                             $    2            $   24               $    5            $   73
                                             ===============   ================     ================  ================











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                               VENATOR GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)



                                                      July 31, 1999           August 1, 1998
                                                       (unaudited)              (unaudited)
                                                     ----------------         ----------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                              $      66                  $     1
Merchandise inventories                                      812                      995
Net assets of discontinued operations                        105                      621
Assets held for disposal                                     101                        -
Other current assets                                         164                      217
                                                     ----------------         ----------------
                                                           1,248                    1,834

Property and equipment, net                                  941                      787
Deferred tax assets                                          354                      334
Other assets                                                 256                      280
                                                     ----------------         ----------------
                                                         $ 2,799                  $ 3,235
                                                     ================         ================



LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term debt                                          $   332                  $   451
Accounts payable and accrued liabilities                     599                      605
Current portion of long-term debt and
  obligations under capital leases                           206                       20
                                                     ----------------         ----------------
                                                           1,137                    1,076

Long-term debt and
  obligations under capital leases                           313                      509
Other liabilities                                            349                      387
SHAREHOLDERS' EQUITY                                       1,000                    1,263
                                                     ----------------         ----------------
                                                         $ 2,799                  $ 3,235
                                                     ================         ================

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